SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2004

CAGLE’S, INC.

(Exact name of registrant as specified in its charter)

Georgia……………….……………1-7138…………..…..……… 58-0625713

(State or other jurisdiction of incorporation)……...(Commission File Number) .........(I.R.S. Employer Identification No.)

2000 Hills Avenue, N.W., Atlanta, Ga. …….…………30318

(Address of principal executive offices)……………….………(Zip Code)

(404) 355-2820

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ____  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

==========================================================================

Section 2 - FINANCIAL INFORMATION

ITEM 2.03.      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-

                        BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

   On October 5, 2005 Cagle's, Inc. and its wholly owned subsidiary Cagle Farms, Inc. (the "Company") signed an amendment, effective as of September 30, 2005, to the Syndicated Line of Credit, Term Loan and Security Agreement (the "Agreement"), which was originally entered into on December 20, 2004, with AgSouth Farm Credit, ACA, an agricultural credit association ("the Association"), and RBC Centura Bank, ("RBC"), a bank organized under the laws of the State of North Carolina.

   The primary changes to the Agreement relate to interest rates and an extension of the term of the agreement.  The maturity date has been extended to December 21, 2007.  The rate for the revolving credit line will be a variable rate equal to the 90-day LIBOR rate published by the Wall Street Journal plus the following respective margins:

Borrowers’ Ratio of

Applicable Margin

Funded Debt/EBITDA

Above the Libor Rate

 >2.5

3.625%  (362.5 basis points)

= or <2.5, but >1.85

3.25% (325 basis points)

= or <1.85, but >1.20

2.875% (287.5 basis points)

= or <1.20, but >1.00

2.5% (250 basis points)

= or <1.00

2.125% (212.5 basis points)

The rate for the term loan will be a variable rate equal to the rate for the revolving credit line plus .5%.

No other changes to the Agreement materially modify the description in the Company’s 8-K filing dated December 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAGLE’S, INC.

(Registrant)

Date: October 6, 2005

By:   /s/  George L. Pitts III

George L. Pitts III

Secretary/Treasurer